Exhibit 99.1

May 8, 2008

NASDAQ OMX ANNOUNCES FIRST COMBINED QUARTERLY RESULTS

– NET INCOME IS $121.4 MILLION ($18.3 MILLION IN Q107) –

– $0.69 DILUTED EPS ($0.14 DILUTED EPS IN Q107) –

New York, N.Y.—The NASDAQ OMX Group (“NASDAQ OMX® ”; NASDAQ: NDAQ), today reported first quarter 2008 net income of $121.4 million, or $0.69 per diluted share, an increase of $103.1 million from $18.3 million, or $0.14 per diluted share, in the first quarter of 2007. These results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the financial results of The Nasdaq Stock Market, Inc. (“NASDAQ”) for the full quarter, and the financial results of OMX AB (“OMX”) from February 27, 2008, when the business combination between NASDAQ and OMX closed. The comparative results for 2007 reflect the financial results of NASDAQ only.

“We are a new company and our opportunities for growth have never been stronger,” stated Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “The completion of our historic combination with OMX establishes NASDAQ OMX as the world’s largest exchange company with operations on six continents and an undisputed leader in product innovation. I am pleased to note that during the quarter we continued to build on our position as the largest U.S. equities exchange, yet also took steps to diversify into exciting opportunities with significant potential for earnings growth. These include the successful launch of our U.S. options market, progress on the proposed acquisition of the Philadelphia Stock Exchange, our Pan-European Market, the investment in Dubai International Financial Exchange (“DIFX”), and our planned transaction with Nord Pool. We are executing well on the integration of OMX and continue to feel confident about achieving the synergies announced with the merger.”

On a non-GAAP basis, when excluding certain one-time gains and merger related expenses, first quarter 2008 net income was $85.0 million, or $0.48 per diluted share.

For comparison purposes pro forma non-GAAP results are being presented that reflect the financial results of both NASDAQ and OMX as if they were a combined company for the periods presented. For the first quarter of 2008 net income on a pro forma non-GAAP basis was $113.9 million, or $0.54 per diluted share (which excludes the $26.0 million pre-tax gain on the investment in DIFX), an increase when compared to pro forma non-GAAP net income of $68.1 million, or $0.33 per diluted share, for the first quarter of 2007, and an increase when compared to pro forma non-GAAP net income of $103.2 million, or $0.49 per diluted share, for the fourth quarter of 2007. The remaining results are presented on a pro forma non-GAAP basis unless otherwise noted.

Total revenues were $918.2 million in the first quarter of 2008, an increase of 29.5% from $709.1 million in the year-ago period, and up 10.4% from $832.0 million reported in the fourth quarter of 2007.

First Quarter Highlights

•

Traded record volumes on the OMX Nordic Exchange during the quarter. In January 2008 average daily derivatives trading volume reached a record 789,898 contracts. This record was eclipsed two months later in March 2008 when average daily derivatives trading volume reached 816,760. Also, in January 2008, record figures in the number of cash equity trades were recorded for the month, reaching 267,511 trades per day. And in February 2008, new record high average daily trading volume was achieved for fixed-income derivatives when an average 158,836 contracts traded.

•

Expanded our leadership position as the largest single pool of liquidity in which to trade U.S. listed equities, matching a record high 31.0% of all volume for the first quarter of 2008. NASDAQ also achieved new market share highs in the trading of NYSE-and Amex-listed securities, matching 21.1% and 36.2% of volume, respectively, during the quarter.

•

Announced plans to launch a new pan-European market to serve customers seeking a highly liquid trading and routing platform for the most actively traded European stocks. NASDAQ OMX Pan European Market will enable best execution in high volume securities trading in a cross-border, multi-market environment. The market, scheduled to open in September 2008, is subject to Financial Services Authority (FSA) approval.

•

Signed an agreement with Bombay Stock Exchange (“BSE”), under which BSE will implement NASDAQ OMX technology to serve as their new trading and clearing platform for derivatives and cash securities. In addition to the technology implementation, the agreement encompasses a business partnership with the joint objective to drive and grow business at the BSE.

•

Signed, subsequent to quarter-end, a large contract with the Tokyo Commodity Exchange (“TOCOM”) and NTT Data to provide an integrated trading and clearing system for commodity derivatives. TOCOM is Japan’s largest commodity exchange with more than 75% market share, and lists commodities futures and options contracts, including metals, oil and rubber. The contract represents NASDAQ OMX’s first technology customer in Japan and the first major technology contract win since the combination.

•

Launched a new technology road-map shortly after completing the business combination with OMX, which defines how to bring together the best of both technology organizations. This effort is designed to leverage both the experience and insight gained from operating NASDAQ and OMX, as well as providing technology solutions to a global customer base. The successful launch of this roadmap is a critical step towards achieving synergy targets and strengthening the company’s position as the world’s leading provider of technology to the exchange industry.

•

Launched the company’s U.S. options market, a new electronic equity and index options market and the first options trading platform to offer true price/time priority. This market is already trading in excess of a 117,000 contracts per day.

•

Introduced NASDAQ Market Replay, an innovative data tool that provides an extremely powerful, NASDAQ-validated replay and analysis of the market. Market Replay allows users to quickly view the order book at any point in time, replay the market in simulated real-time, or at an accelerated/decelerated speed, and zoom-in to view events at the millisecond level to see exactly what happened.

•

Announced an investment of up to $7.5 million in FCStone’s subsidiary Agora-X, LLC. Agora-X is developing a new electronic communications network for institutional trading in over-the-counter (OTC) commodity contracts.

•

Introduced the NASDAQ OMX 100 Index(sm) (NASDAQ:QOMX), a new global benchmark for the NASDAQ OMX Group. The NASDAQ OMX 100 Index is a market-capitalization weighted index comprised of the 100 largest companies listed on the combined exchanges of the NASDAQ OMX Group.

“During the first quarter, our business continued to operate efficiently and effectively, punctuated by strong operating performance, successful integration efforts and our ongoing disciplined approach to managing our balance sheet,” said Chief Financial Officer David Warren. “In fact, based on the good start to the year and the better than expected results experienced in the roll out of our new technology road map, we are raising our expectations for fourth quarter 2008 synergy achievement to $25.0 million to $35.0 million in annual savings from $20 million to $30 million expected previously. We are pleased with the results so far and recognize that this is the product of the hard work of our team members world wide.”

Financial Review

Results are presented on a pro forma non-GAAP basis. Revenues less liquidity rebates, brokerage, clearance and exchange fees (“Net Exchange Revenues”) were $382.7 million for the first quarter of 2008, an increase of $43.5 million, or 12.8%, from the first quarter of 2007, and an increase of $3.6 million from the fourth quarter of 2007.

NASDAQ OMX presents for this quarter net exchange revenues along three primary business segments: Market Services, Issuer Services, and Market Technology.

Market Services

Market Services net exchange revenues increased to $267.2 million, up 17.6% from the prior year quarter, and up 9.3% from the fourth quarter of 2007.

Execution Services

Execution Services net exchange revenues were $192.8 million for the first quarter of 2008, up $31.4 million, or 19.5%, when compared to the first quarter of 2007, and up $21.8 million, or 12.7%, from the fourth quarter of 2007.

•

Increases in U.S. Execution Services net exchange revenues from the prior year quarter are primarily due to higher trade execution volume for U.S.-listed equities. Total U.S.-listed equity volume matched on NASDAQ increased to 153.7 billion shares in the first quarter of 2008, up 61.5% from 95.2 billion shares in the first quarter of 2007. Increases when compared to the fourth quarter of 2007 are primarily due to higher traded share volume and reduced fees associated with clearing transactions. Included in execution and trade reporting revenues in the first quarter of 2008 are $91.1 million in SEC Section 31 fees, compared with $98.5 million in the first quarter of 2007 and $99.3 million in the fourth quarter of 2007. Corresponding cost of revenues reflecting the reimbursement of these fees to the SEC are included in brokerage, clearance and exchange fees.

•	Non-U.S. Execution Services (Nordic) revenues increased when compared to both the first quarter of 2007 and the fourth quarter of 2007. Driving revenue higher when compared to both periods is higher cash equity and derivatives transaction volumes, offset somewhat by lower cash equity value traded and lower cash equity transaction fees implemented on January 1, 2008. For the first quarter of 2008, the number of equity transactions per day grew by 32.0% from 179,059 to 236,409 when compared to the same period in 2007. For the same periods the value of equity trading per business day declined by 9.9% from 49.4 billion Swedish Krona (SEK) to 44.5 billion SEK. The number of traded derivatives contracts per day increased by 9.1% to 754,983 from 691,843 in the year-earlier period. Also contributing to increases in revenue are improving exchange rates for the Swedish Krona as compared to the U.S. dollar.

Market Services Subscriptions

Market Services Subscriptions (Market Data) revenues were $66.3 million for the first quarter of 2008, up $8.2 million, or 14.1%, when compared to the first quarter of 2007, and up $0.4 million from the fourth quarter of 2007.

•

Market Services Subscriptions revenues increased from the prior year quarter due primarily to increases in subscriber populations for proprietary products. Somewhat offsetting this increase is higher UTP Plan revenue sharing due to declines in NASDAQ’s total UTP market share.

•	Non-U.S. (Nordic) Market Data revenues increased from the prior year quarter and the fourth quarter of 2007 as increasing market activity levels drive higher demand for Nordic market data products.

Issuer Services

During the first quarter of 2008 Issuer Services revenues increased 8.3% to $86.2 million from the first quarter of 2007 and decreased 6.6%, or $6.1 million, from the prior quarter.

Corporate Client Group

Corporate Client Group revenues were $74.7 million for the first quarter of 2008, up $4.0 million, or 5.7%, when compared to the first quarter of 2007, but down $6.0 million from the fourth quarter of 2007.

•

Increases in Corporate Client Group revenues from the prior year quarter are driven primarily by increases in Corporate Client services and reflect increased customer demand for products and services such as PrimeNewswire, Shareholder.com, Carpenter Moore Insurance, and new products such as Directors Desk. The decline from the fourth quarter of 2007 is primarily due to a reduction in the total number of listed companies.

•

Non-U.S. Corporate Client Group revenues increased when compared to the first quarter of 2007 due primarily to improving exchange rates for the Swedish Krona as compared to the U.S. dollar. Revenues declined when compared to the fourth quarter of 2007 primarily due to fewer listings of both companies and fixed income products.

Financial Products

Financial Products revenues were $11.5 million for the first quarter of 2008, up $2.6 million, or 29.2%, from the first quarter of 2007, and down $0.1 million when compared to the fourth quarter of 2007. The increase from the prior year quarter is due to higher license revenues associated with NASDAQ-licensed ETFs.

Market Technology

Market Technology revenues were $29.0 million for the first quarter of 2008 compared to $31.9 million in the first quarter of 2007 and $42.1 million in the fourth quarter of 2007.

Declines when compared to the fourth quarter of 2007 are due partly to higher than normal activity recognized in that period. Also, first quarter 2008 sales declined temporarily as anticipated as some customers chose to further review investment decisions in light of the integration of NASDAQ and OMX technology customer platforms and the creation of a common technology road-map. Customer activity continued to be high with large orders driving order intake to $46.7 million for the first quarter of 2008, 16.2% higher than the $40.2 million realized in the first quarter of 2007.

Operating Expenses

Total operating expenses increased 5.1% to $229.4 million from $218.3 million in the prior year quarter and declined 2.0% from $234.1 million in the prior quarter. Higher expenses when compared to the first quarter of 2007 are driven primarily by higher compensation expenses resulting from a larger employee base and increased retention expenses. Also contributing to higher expenses are lower exchange rates for the U.S. dollar as compared to the Swedish Krona. Declining expenses when compared to the fourth quarter of 2007 are driven by lower marketing expenses, as the fourth quarter is typically a strong period for advertising.

Net Interest Income

Net interest expense was $11.3 million for the first quarter of 2008, compared with net interest expense of $21.1 million for the first quarter of 2007. The decline in net interest expense is primarily due to lower average net debt, lower interest rates, and higher cash balances in the most recent quarter.

Earnings Per Share

First quarter earnings per diluted share were $0.54 versus $0.33 per diluted share in the prior year quarter, and $0.49 in the fourth quarter of 2007. NASDAQ OMX’s weighted average shares outstanding used to calculate diluted earnings per share were 214.1 million in the first quarter of 2008 versus 212.4 million in the year-ago quarter and 214.5 million in the fourth quarter of 2007.

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, and with over 3,900 companies, it is number one in worldwide listings among major markets. NASDAQ OMX Group offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, commodities, structured products and ETFs. NASDAQ OMX Group technology supports the operations of over 60 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from NASDAQ OMX Group exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including total expenses, operating income, net income and diluted earnings per share, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of non-GAAP to GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ

OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, including the NASDAQ OMX Pan European Market, our investment in DIFX, our new technology road-map and the transactions contemplated by our agreements with the Boston Stock Exchange, the Philadelphia Stock Exchange and NordPool, and (iii) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual report on Form 10-K for the fiscal year ending December 31, 2007 which is available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(pro forma income statement)

(pro forma revenue statement )

(operating statistics)

(GAAP reconciliation table)

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended (Unaudited)
	March 31, 2008	December 31, 2007	March 31, 2007
Revenues
Market Services	$727.0	$590.8	$495.5
Issuer Services	75.7	73.6	66.4
Market Technology	11.0	—	—
Other	0.1	0.1	0.1

Total revenues	813.8	664.5	562.0
Cost of revenues
Liquidity rebates	(384.8)	(295.1)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(144.7)

Total cost of revenues	(535.5)	(452.9)	(369.9)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	278.3	211.6	192.1

Operating Expenses
Compensation and benefits	73.4	54.4	44.3
Marketing and advertising	1.9	7.6	4.9
Depreciation and amortization	15.9	9.6	9.8
Professional and contract services	13.8	8.6	8.4
Computer operations and data communications	8.2	5.9	8.2
Provision for bad debts	1.0	(0.4)	3.5
Occupancy	12.3	8.5	8.9
Regulatory	7.5	7.4	6.7
Merger expenses	1.4	—	—
General, administrative and other	9.9	8.6	16.0

Total operating expenses	145.3	110.2	110.7

Operating income	133.0	101.4	81.4
Other income (expense), net
Interest income	10.2	14.8	5.5
Interest expense	(8.7)	(2.4)	(23.5)
Investment income	0.4	0.2	—
Gain from unconsolidated investees, net	26.3	—	—
Gain (loss) on foreign currency contracts	35.3	18.2	(7.8)
Strategic initiative costs	—	—	(24.9)

Total other income (expense), net	63.5	30.8	(50.7)

Minority interests	(0.3)	—	0.1

Income before income taxes	196.2	132.2	30.8
Income tax provision	74.8	53.2	12.5

Net income	$121.4	$79.0	$18.3

Basic and diluted earnings per share:
Basic	$0.75	$0.63	$0.16

Diluted	$0.69	$0.52	$0.14

Weighted-average common shares outstanding for earnings per share:
Basic	161.0	125.8	112.4
Diluted	176.2	154.0	151.8

The NASDAQ OMX Group, Inc.

Quarterly Revenue Detail

(in millions)

	Three Months Ended (unaudited)
	March 31, 2008	Dec 31, 2007	March 31, 2007
MARKET SERVICES
Execution Services:
U.S. Operations:
Execution and trade reporting revenues	$622.0	$526.0	$437.0
Access services revenues	21.7	20.3	18.6
Tape fee revenue sharing	(7.3)	(6.7)	(7.1)

Total U.S. Execution Services revenues	636.4	539.6	448.5
Non-U.S. Execution Services revenues	31.0	—	—

Total Execution Services revenues	667.4	539.6	448.5
Cost of revenues
Liquidity rebates	(384.8)	(295.1)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(144.7)

Total cost of revenues	(535.5)	(452.9)	(369.9)

Revenues less liquidity rebates, brokerage, clearance and exchange fees from Execution Services	131.9	86.7	78.6

Market Services Subscriptions:
U.S. Operations:
Proprietary revenues	24.7	24.3	19.8
Non-proprietary revenues	33.8	32.6	32.1
UTP Plan revenue sharing	(13.9)	(12.2)	(9.6)
Revenue sharing program	(2.0)	(1.1)	(3.1)

Total U.S. Market Services Subscriptions revenues	42.6	43.6	39.2
Non-U.S. proprietary revenues	8.9	—	—

Total Market Services Subscriptions revenues	51.5	43.6	39.2
Other Market Services revenues	8.1	7.6	7.8

Total revenues less liquidity rebates, brokerage, clearance and exchange fees from Market Services	191.5	137.9	125.6

ISSUER SERVICES
Corporate Client Group:
U.S. Operations:
Annual renewal fees	30.3	32.2	30.7
Listing of additional shares fees	10.4	10.4	9.7
Initial listing fees	5.8	5.7	5.4
Corporate Client services	13.5	13.7	11.7

Total U.S. Corporate Client Group revenues	60.0	62.0	57.5
Non-U.S. Corporate Client Group revenues	4.2	—	—

Total Corporate Client Group revenues	64.2	62.0	57.5

Financial Products:
U.S. Operations:
Licensing revenues	11.0	10.8	7.3
Other revenues	0.5	0.8	1.6

Total U.S. Financial Products revenues	11.5	11.6	8.9

Total Issuer Services revenues	75.7	73.6	66.4
MARKET TECHNOLOGY
Non-U.S. Operations:
License, support and project revenues	6.8	—	—
Facility management services	2.9	—	—
Other revenues	1.3	—	—

Total Market Technology revenues	11.0	—	—
Other revenues	0.1	0.1	0.1

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$278.3	$211.6	$192.1

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$736.0	$1,325.3
Financial investments, at fair value	121.2	—
Receivables, net	403.6	249.5
Deferred tax assets	16.0	10.8
Market value, outstanding derivative positions	477.0	—
Other current assets	181.2	96.4

Total current assets	1,935.0	1,682.0
Property and equipment, net	189.8	64.5
Non-current deferred tax assets	157.0	63.3
Goodwill	3,918.6	980.7
Intangible assets, net	2,214.2	181.6
Other assets	376.7	7.3

Total assets	$8,791.3	$2,979.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$208.8	$115.1
Section 31 fees payable to SEC	77.7	103.6
Accrued personnel costs	82.8	64.6
Deferred revenue	203.2	60.5
Income tax payable	110.3	34.1
Other accrued liabilities	155.8	24.5
Deferred tax liabilities	29.6	8.8
Market value, outstanding derivative positions	477.0	—
Current portion of debt obligations	68.9	—

Total current liabilities	1,414.1	411.2
Debt obligations	1,574.6	118.4
Non-current deferred tax liabilities	925.8	91.8
Non-current deferred revenue	136.8	94.0
Other liabilities	115.0	55.7

Total liabilities	4,166.3	771.1

Minority interests	12.4	—

Stockholders’ equity
Common stock	2.0	1.4
Preferred Stock	—	—
Additional paid-in capital	3,465.2	1,189.2
Common stock in treasury, at cost	(9.3)	(8.0)
Accumulated other comprehensive income (loss)	2.9	(4.7)
Retained earnings	1,151.8	1,030.4

Total stockholders’ equity	4,612.6	2,208.3

Total liabilities, minority interests and stockholders’ equity	$8,791.3	$2,979.4

The NASDAQ OMX Group, Inc.

Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended (Unaudited)
	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Revenues
Market Services	$802.7	$697.4	$681.1	$584.2	597.2
Issuer Services	86.2	92.3	86.8	85.5	79.6
Market Technology	29.0	42.1	29.2	31.9	31.9
Other	0.3	0.2	0.3	0.4	0.4

Total revenues	918.2	832.0	797.4	702.0	709.1
Cost of revenues
Liquidity rebates	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(150.8)	(121.2)	(144.7)

Total cost of revenues	(535.5)	(452.9)	(442.0)	(359.5)	(369.9)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	382.7	379.1	355.4	342.5	339.2

Expenses
Compensation and benefits	109.2	106.0	100.8	99.2	88.6
Marketing and advertising	3.8	11.9	5.6	6.7	6.9
Depreciation and amortization	28.8	28.6	28.0	28.3	28.4
Professional and contract services	25.1	23.8	19.6	24.1	21.9
Computer operations and data communications	16.1	15.9	13.9	16.2	17.5
Provision for bad debts	1.0	(0.4)	0.2	(1.4)	3.5
Occupancy	16.6	17.1	15.9	16.6	14.9
Regulatory	7.5	7.4	7.7	7.1	6.7
Merger expenses	1.4	—	—	—	—
General, administrative and other	19.9	23.8	37.7	20.2	29.9

Total operating expenses	229.4	234.1	229.4	217.0	218.3

Operating income	153.3	145.0	126.0	125.5	120.9
Other income (expense), net
Interest income	11.3	17.9	12.8	12.9	7.9
Interest expense	(22.6)	(26.6)	(29.0)	(29.0)	(29.0)
Investment income	1.7	—	—	—	—
Gain (loss) from unconsolidated investees, net	(0.2)	(0.6)	(0.1)	0.3	(0.6)
Gain (loss) on foreign currency contracts	35.3	18.2	35.3	(1.7)	—
Capital gains from shares in equity investments	—	0.5	—	14.7	—

Total other income (expense), net	25.5	9.4	19.0	(2.8)	(21.7)

Minority interests	(0.2)	(0.2)	(0.4)	(0.3)	—

Income before income taxes	178.6	154.2	144.6	122.4	99.2
Income tax provision	64.7	51.0	46.1	36.9	31.1

Net income	$113.9	$103.2	$98.5	$85.5	68.1

Basic and diluted earnings per share:
Basic	$0.57	$0.55	$0.57	$0.49	$0.39

Diluted	$0.54	$0.49	$0.47	$0.41	$0.33

Weighted-average common shares outstanding for earnings per share:
Basic	198.9	186.3	173.7	173.3	173.0
Diluted	214.1	214.5	212.8	212.5	212.4

The NASDAQ OMX Group, Inc.

Pro Forma Quarterly Revenue Detail

(in millions)

	Three Months Ended (unaudited)
	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
MARKET SERVICES
Execution Services:
U.S. Operations:
Execution and trade reporting revenues	$622.0	$526.0	$514.2	$426.1	$437.0
Access services revenues	21.7	20.3	19.1	19.0	18.6
Tape fee revenue sharing	(7.3)	(6.7)	(6.5)	(7.0)	(7.1)

Total U.S. Execution Services revenues	636.4	539.6	526.8	438.1	448.5
Non-U.S. Execution Services revenues	91.9	84.3	81.0	76.8	82.8

Total Execution Services revenues	728.3	623.9	607.8	514.9	531.3
Cost of revenues
Liquidity rebates	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(150.8)	(121.2)	(144.7)

Total cost of revenues	(535.5)	(452.9)	(442.0)	(359.5)	(369.9)

Total revenues less liquidity rebates, brokerage, clearance and exchange fees from Execution Services	192.8	171.0	165.8	155.4	161.4

Market Services Subscriptions:
U.S. Operations:
Proprietary revenues	24.7	24.3	22.8	21.1	19.8
Non-proprietary revenues	33.8	32.6	34.7	33.7	32.1
UTP Plan revenue sharing	(13.9)	(12.2)	(12.4)	(11.6)	(9.6)
Revenue sharing programs	(2.0)	(1.1)	(1.4)	(1.5)	(3.1)

Total U.S. Market Services Subscriptions revenues	42.6	43.6	43.7	41.7	39.2
Non-U.S. proprietary revenues	23.7	22.3	21.4	20.0	18.9

Total Market Services Subscriptions revenues	66.3	65.9	65.1	61.7	58.1
Other Market Services revenues	8.1	7.6	8.2	7.6	7.8

Total revenues less liquidity rebates, brokerage, clearance and exchange fees from Market Services	267.2	244.5	239.1	224.7	227.3

ISSUER SERVICES
Corporate Client Group:
U.S. Operations:
Annual renewal fees	30.3	32.2	31.6	31.1	30.7
Listing of additional shares fees	10.4	10.4	10.4	10.1	9.7
Initial listing fees	5.8	5.7	5.6	5.5	5.4
Corporate Client services	13.5	13.7	13.9	13.2	11.7

Total U.S. Corporate Client Group revenues	60.0	62.0	61.5	59.9	57.5
Non-U.S. Corporate Client Group revenues	14.7	18.7	13.6	14.8	13.2

Total Corporate Client Group revenues	74.7	80.7	75.1	74.7	70.7
Financial Products:
U.S. Operations:
Licensing revenues	11.0	10.8	10.6	9.0	7.3
Other revenues	0.5	0.8	1.1	1.8	1.6

Total U.S. Financial Products revenues	11.5	11.6	11.7	10.8	8.9

Total Issuer Services revenues	86.2	92.3	86.8	85.5	79.6
MARKET TECHNOLOGY
Non-U.S. Operations:
License, support and project revenues	22.3	26.0	18.5	21.6	22.0
Facility management services	4.6	8.9	8.0	8.1	6.1
Other revenues	2.1	7.2	2.7	2.2	3.8

Total Market Technology revenues	29.0	42.1	29.2	31.9	31.9

Other revenues	0.3	0.2	0.3	0.4	0.4

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$382.7	$379.1	$355.4	$342.5	$339.2

The NASDAQ OMX Group, Inc.

Quarterly Operating Statistics

	Three Months Ended (unaudited)
	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Key Drivers
Market Services
Equities Trading
Average daily share volume in NASDAQ securities (in millions)	2,451	2,187	2,181	2,135	2,152
Matched market share in NASDAQ securities (a)	46.8%	45.6%	47.3%	46.1%	45.5%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NASDAQ securities (b)	20.7%	23.0%	23.2%	26.2%	29.0%
Total market share in NASDAQ securities (c)	67.5%	68.6%	70.5%	72.3%	74.5%
Matched market share in NYSE securities (a)	21.1%	18.8%	18.0%	15.9%	15.1%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NYSE securities (b)	16.6%	18.1%	17.0%	18.6%	18.5%
Total market share in NYSE securities (c)	37.7%	36.9%	35.0%	34.5%	33.6%
Matched market share in AMEX and regional securities (a)	36.2%	35.2%	34.2%	32.4%	29.4%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in AMEX and regional securities (b)	16.1%	17.7%	18.2%	20.9%	22.6%
Total market share in AMEX and regional securities (c)	52.3%	52.9%	52.4%	53.3%	52.0%
Matched share volume in all U.S.-listed equities (in billions)	153.7	123.4	121.7	101.7	95.2
Matched market share in all U.S.-listed equities (a)	31.0%	29.7%	29.5%	28.8%	28.0%
Average daily number of equity trades on the Nordic Exchange	216,618	—	—	—	—

Derivatives Trading
Average daily volume of equity and fixed-income contracts traded on the Nordic Exchange	575,225	—	—	—	—
Average daily volume of Nordic equity contracts traded on EDX London	163,766	—	—	—	—
Average daily volume of Finnish option contracts traded on Eurex	77,769	—	—	—	—

Issuer Services
Initial public offerings
NASDAQ	7	37	22	38	37
Nordic Exchange	2	—	—	—	—
New listings
NASDAQ (d)	48	45	35	67	50
Nordic Exchange	2	—	—	—	—
Number of listed companies
NASDAQ (e)	3,115	3,135	3,134	3,164	3,181
Nordic Exchange (f)	849	—	—	—	—

Market Technology
Order intake (in millions) (g)	$46.7	—	—	—	—
Total order value (in millions) (h)	$391.4	—	—	—	—

(a)	Transactions executed on NASDAQ’s systems.
(b)	Transactions reported to the FINRA/NASDAQ Trade Reporting Facility.
(c)	Total market share represents the sum of (a) and (b)
(d)	New listings include initial public offerings, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(e)	Includes separately listed ETFs.
(f)	Represents companies listed on the Nordic Exchange and companies listed on our alternative market, First North.
(g)	Total contract value of orders signed in the first quarter of 2008.
(h)	Represents total contract value of orders signed that are yet to be recognized as revenue.

FINRA is a registered trademark of the Financial Industry Regulatory Authority and is used under license from the Financial Industry Regulatory Authority.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Earnings

(in millions, except per share amounts)

(unaudited)

Three Months Ended March 31, 2008
GAAP Net Income	$121.4
Adjustments:
Merger Expenses	0.8
Gain from unconsolidated investees, net	(15.9)
Gain on foreign currency contracts	(21.3)

Total Adjustments	(36.4)

Non-GAAP Net Income	$85.0

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$0.69
Adjustments:
Total Adj. from GAAP Net Income Above:	(0.21)

Non-GAAP Diluted Earnings per Common Share	$0.48